EXHIBIT 99.1

BELMOND NAMES ROELAND VOS PRESIDENT AND CHIEF EXECUTIVE OFFICER

Company Reaffirms 3Q15 and FY2015 Financial Guidance

HAMILTON, BERMUDA – September 21, 2015. Belmond Ltd. (NYSE: BEL) (the “Company” or “Belmond”) today announced that the Company’s Board of Directors has named Board member Roeland Vos as the Company’s President and Chief Executive Officer, effective immediately.  Mr. Vos succeeds John Scott, who has resigned by mutual agreement with the Board and has also stepped down from the Board.  Mr. Vos will remain on the Board of Directors.

“We are pleased to name Roeland the Company’s new permanent President and CEO,” said Roland Hernandez, Chairman of the Board of Directors.  “Roeland has more than 30 years of hospitality experience, including 12 years as the president of the Europe, Africa and Middle East division of Starwood Hotels & Resorts Worldwide, where he increased the number of Starwood’s hotels in the region from 127 to 243, grew revenues to over $4 billion and managed a key region with approximately 45,000 employees.  During his tenure, he led the establishment of the Arabella joint venture, resulting in long-term management contracts for 30 hotels, as well as the successful introduction of the W, St. Regis and Aloft brands in the region.  Roeland also played a key role in the acquisition and integration of the Le Mèridien brand and in implementing an asset-light strategy, which generated over $2 billion in cash through the sale of hotels while retaining valuable long-term management contracts.”

Mr. Hernandez continued, “John Scott has led Belmond through a period of significant progress over the past three years, including rationalizing our portfolio, reducing costs, and developing our growth strategy.  Under John, Belmond led a comprehensive rebranding effort, reinvested in core properties, strengthened its portfolio and enhanced its financial position, establishing a solid platform for the Company.  I want to thank John for all of his efforts and we wish him the best in his future endeavors.

“As we focus on accelerating the pace of growth and realizing the tremendous potential of this Company, we are excited about the appointment of Roeland Vos.  Roeland is the perfect CEO to grow the top-line and capitalize on the many opportunities that exist in a dynamic and rapidly changing industry.  He is a strong strategic thinker, experienced hotelier and proven leader with a track record of delivering results.”

Mr. Vos said, “It’s a privilege to lead a Company with such an incredible collection of heritage properties.  At the same time, I am excited by the tremendous amount of untapped potential.  I look forward to continuing to work with the Board and Belmond’s management team to execute on our strategic plan and drive long-term shareholder value.  Having worked with the executive team as a Belmond director, I have first-hand appreciation of the strength of Belmond’s global operating leadership.  In keeping with Belmond’s long-term strategy, together we will focus on disciplined capital allocation, reinvesting in our properties, increasing the number of third party management contracts, and developing the Belmond brand as we drive top-line growth and profitability.”

Mr. Scott said, “Leading Belmond has been a great experience, and I want to thank all Belmond employees for their hard work and focus over the past three years.  We have made great strides as a Company, while continuing to provide the most exceptional and unique luxury travel experiences in the world.  My family and I are looking forward to returning to the U.S. after three years abroad, and I know that I am leaving the Company in very capable hands.”

The Company today also reaffirmed the guidance for the third quarter and full year 2015 that it provided in its second quarter 2015 earnings release issued on July 29, 2015, with the sole exception of central costs related to Mr. Scott’s departure and as described more fully in an 8-K that will be filed with the Securities and Exchange Commission.

About Roeland Vos
Mr. Vos served as President of the Europe, Africa and Middle East division of Starwood Hotels & Resorts Worldwide, Inc. from 2001 to 2013.  In addition to serving on the Board of Belmond, he is on the boards of the Joa Group, a private company that operates 21 casinos in France, and Albron B.V., a Dutch foundation that operates catering and restaurant businesses in the Netherlands and Belgium.  Mr. Vos joined ITT Sheraton, a predecessor of Starwood, in 1982 and held progressively senior hotel operating and management positions throughout his career, including President, Europe and Senior Vice President and Area Director, Italy and Malta, during which period he was an integral part of the introduction and expansion of the Luxury Collection.  During his 12 years as President of Europe, Africa and Middle East, the division grew from 127 owned and managed properties to 243 spread over 60 countries, with another 64 hotels and resorts in the development pipeline.

Investor Call
Belmond Ltd. will conduct a conference call today at 9:00 a.m. EDT (2:00 p.m. BST).  Participants may listen to a simultaneous webcast of the conference call by accessing the presentations and events section of the Company’s investor relations website at: investor.belmond.com/presentations-and-events.

Alternatively, participants may dial into the call by using any of the following telephone numbers: +1 855 631 5368 (U.S. toll free), +1 330 863 3283 (standard international access) or 0800 028 8438 (U.K. free phone).  The conference ID number is 45732399.  A re-play of the conference call will be available by telephone until 12:00 p.m. EDT on September 28, 2015 and can be accessed by calling +1 855 859 2056 (U.S. toll free) or +1 404 537 3406 (standard international access).  The conference ID number is 45732399. A re-play will also be available on the Company’s website at investor.belmond.com.

About Belmond
Belmond is a global collection of exceptional hotel and luxury travel adventures in some of the world’s most inspiring and enriching destinations.  Established almost 40 years ago with the acquisition of Belmond Hotel Cipriani in Venice, the Company owns and/or operates 46 unique and distinctive hotel, rail and river cruise experiences in many of the world’s most celebrated destinations.  From city landmarks to intimate resorts, the collection includes Belmond Grand Hotel Europe, St. Petersburg; Belmond Copacabana Palace, Rio de Janeiro; Belmond Maroma Resort & Spa, Riviera Maya; and Belmond El Encanto, Santa Barbara.  Belmond also encompasses safaris, seven luxury tourist trains, including the Venice Simplon-Orient-Express, three river cruises and ‘21’, one of New York’s most storied restaurants.  Further information on the Company can be found at investor.belmond.com.

Forward-Looking Statements
This news release contains forward-looking statements that involve risks and uncertainties.  These statements are based on management’s current expectations, are not guarantees of performance and are subject to a number of uncertainties and risks that could cause actual results, performance and achievements to differ materially from those described in the forward-looking statements.  Factors that may cause actual results, performance and achievements to differ from those in the forward-looking statements include, but are not limited to, the developments disclosed in this news release, unknown effects on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, failure to realize hotel bookings and reservations and planned real estate sales as actual revenue, inability to sustain price increases or to reduce costs, rising fuel costs adversely impacting customer travel and the Company’s operating costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing proposed asset sales, debt refinancings, capital expenditures and acquisitions, inability to reduce funded debt as planned or to agree bank loan agreement waivers or amendments, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion projects, delays in reopening properties closed for repair or refurbishment and possible cost overruns, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, possible challenges to the Company’s ownership of its brands, the Company’s reliance on technology systems, changing global or regional economic conditions and weakness in financial markets which may adversely affect demand, legislative, regulatory and political developments (including the evolving political situation in Ukraine and its impact on current and future demand), and possible challenges to the Company’s corporate governance structure. Further information regarding these and other factors is included in the filings by the Company with the U.S. Securities and Exchange Commission.  The Company undertakes no obligation to update or revise publicly any forward-looking statement, whether due to new information, future events or otherwise.

Contacts

Investors:
Amy Brandt
Vice President, Investor Relations
amy.brandt@belmond.com
+1 212 764 8210

Media:
Maria Kuhn
Corporate Director of Communications
maria.kuhn@belmond.com
+44 (0) 20 3117 1375